Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of our report, which includes an explanatory paragraph relating to the Company's ability to continue as a going concern, dated September 26, 2003, except for Note 18, which is as of October 14, 2003.


                                        /s/ J.H. COHN LLP

Roseland, New Jersey
February 12, 2004


                                      E-3